Exhibit 10.2

CAVENDISH FUTURES FUND LLC
C/O SYDLING FUTURES MANAGEMENT LLC
1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019

October 8, 2012

UBS Financial Services Inc.
1285 Avenue of the Americas
New York, New York 10019

Re:                             Appointment as Selling Agent

Ladies and Gentlemen:

Cavendish Futures Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), hereby agrees with UBS Financial Services Inc. (hereinafter “you”) as follows:

1.                                      Offering.

The Fund proposes to issue and to sell units of limited liability company interest in the Fund (“Units”) in accordance with its Private Placement Offering Memorandum and Disclosure Document, as amended from time to time (the “Memorandum”).

2.                                      Sale and Placement of Units.

(a)                                 Subject to the terms and conditions set forth herein, the Fund hereby appoints you as its non-exclusive selling agent in connection with the sale and placement of Units.  Subject to the performance in all material respects by the Fund of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to accept the authority to seek qualified applicants for Units and to use all reasonable efforts to assist the Fund in obtaining performance by each applicant.  You shall not have any liability to the Fund in the event that any applicant fails to consummate the purchase of Units.  This provision grants you authority, in your discretion, and does not imply any obligation to place Units or to seek to place Units.

(b)                                 The offers and sales of Units are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and under Regulation D thereof (“Regulation D”).  Both you and the Fund have established the following procedures in connection with the offer and sale of Units and agree that neither of you will make offers or sales of any Units except in compliance with such procedures:

(i)                                     Offers and sales of Units will be made only in compliance with Regulation D and only to investors that are reasonably believed to qualify as “accredited investors,” as defined in Rule 501(a) under the Securities Act.

(ii)                                  Without the consent of Sydling Futures Management LLC (the “Trading Manager”), no sale of Units to any one investor will be for less than the minimum denominations as may be specified in the Memorandum or as the Fund shall advise you.

(iii)                               No offer or sale of any Units shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Units have not been registered or qualified for offer and sale under applicable state securities laws unless such Units are exempt from the registration or qualification requirements of such laws.

(c)                                  You are authorized to furnish to prospective purchasers only such information concerning the Fund and the offering as may be contained in the Memorandum or any written supplement thereto, and such other materials as you have prepared and which comply with applicable laws and regulations.

3.                                      Subscriptions.

(a)                                 The initial offering period will commence on the date of the Memorandum and continue until $20,000,000 is raised or 90 days following such date (which may be extended to 150 days following such date in the sole discretion of the Trading Manager), whichever period is shorter (the “Initial Offering Period”).  During the Initial Offering Period, Units will be sold at $1,000 each.  If the offering is commenced and subscriptions for at least 20,000 of the Units are not received by the termination of the Initial Offering Period, all funds received by the termination of the Initial Offering Period shall be returned in full together with any interest thereon and your agency and this Selling Agreement will terminate without obligation on your part or on the part of the Trading Manager, except as provided in Section 4 and Section 6 hereof and except that the indemnification and contribution provisions of Section 8 hereof shall continue after such termination of this Selling Agreement.  If acceptable subscriptions for 20,000 Units are received by the termination of the Initial Offering Period, a closing will be held, funds will be transferred to the Fund and trading will commence.  Thereafter, the Offering Period will continue until the Trading Manager terminates it (the “Continuous Offering”).  Units or partial Units sold after the Initial Offering Period will be sold at Net Asset Value per Unit as of the last day of each month, provided that the Trading Manager may determine to offer no Units in a particular month.  Subject to the performance by the Trading Manager of all of its obligations to be performed under this Selling Agreement and to the completeness and accuracy of all material representations and warranties of the Trading Manager contained in this Selling Agreement, you hereby accept such agency.

(b)                                 All applications for Units and payments by applicants for Units shall be made pursuant to the terms and conditions set forth in the Memorandum and the Fund’s investor application and subscription agreements.

(c)                                  All payments received by you in respect of the Fund’s investor application and subscription agreements relating to the Fund shall be handled by you in accordance with the terms of such investor application and subscription agreements.

(d)                                 If the Initial Offering is not completed in accordance with the conditions set forth in the Memorandum, the Trading Manager may terminate the offering.  In such case, all payments shall be returned to investors.

(e)                                  During the Continuous Offering, closings may be held as of the last business day of each month (“Monthly Closings”) for each month the Trading Manager accepts subscriptions.

(f)                                   A separate escrow account has been opened at Bank of New York Mellon, New York, New York (the “Escrow Agent”) and will be maintained for all funds received from subscribers for Units.  All payments received from persons desiring to purchase Units will be deposited in such account and held in accordance with the terms of the Escrow Agreement entered into with the Escrow Agent.

4.                                      Representations, Warranties and Covenants of the Fund and the Trading Manager.

The Fund and the Trading Manager jointly and severally represent and warrant to you, for your benefit, and for the benefit of the purchasers of the Units sold by you that:

(a)                                 They will deliver to you such number of copies of the Memorandum as you may reasonably request, regardless of whether the Units are offered solely to “accredited investors” as defined in Rule 501(a) of Regulation D.  They will not make any amendment or supplement to the Memorandum until they have given you a copy thereof and reasonable notice of the same, and no such amendment or supplement, if material, will be made if you reasonably object thereto.

(b)                                 The Memorandum complies with Rule 502(b)(2) of Regulation D and the information to be made available or furnished to each purchaser of a Unit pursuant to Section 4(k) hereof or otherwise will be sufficient to comply with Rule 502(b)(2)(iv) and 502(b)(2)(v) of Regulation D.

(c)                                  All action required under the Fund’s limited liability company agreement (the “LLC Agreement”) or otherwise to be taken by the Trading Manager before the subscription for and sale of the Units to subscribers therefor has been taken, or before the Monthly Closing dates will have been taken, and upon (i) payment of the consideration therefor specified in the Fund’s investor application and subscription agreement, (ii) acceptance by the Trading Manager of each subscriber acceptable to the Trading Manager, and (iii) the payment of any required filing fee, the subscribers will become members of the Fund (“Members”) entitled to all the rights of Members under the LLC Agreement and the Delaware Limited Liability Company Act.  The Units, when sold and paid for as contemplated by the Memorandum, will represent validly authorized and duly issued limited liability company interests in the Fund and will conform to all statements relating thereto contained in the Memorandum, including the LLC Agreement.  The Trading Manager shall maintain records required of a registered commodity pool operator pursuant to the rules of each of the Commodity Futures Trading Commission and the National Futures Association.

(d)                                 The Fund has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct its business as described in the Memorandum.

(e)                                  The issue and sale of Units and the execution, delivery and performance of the Fund’s obligations under the Memorandum will not result in the violation of any applicable law.

(f)                                   This Selling Agreement has been duly authorized, executed and delivered by the Fund and, assuming your execution hereof, will constitute a valid and binding agreement of the Fund.

(g)                                  All materials to be given to any potential investor in connection with the offering or placement of Units (all such materials, together with the Memorandum, being referred to herein as the “Offering Material”) will be, as of each Monthly Closing, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.  The Trading Manager agrees to advise you immediately of the occurrence of any event or other change which results in the Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.  The Fund recognizes and confirms that you (i) will be using and relying primarily on the information in the Offering Material and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (ii) do not assume responsibility for the accuracy or completeness of such information or of the Offering Material and (iii) will not make any appraisal of any assets of the Fund.

(h)                                 Prior to and on the effective date of this Selling Agreement, neither the Fund, nor to the knowledge of the Fund any person acting on behalf of the Fund, has directly or indirectly offered or sold, or attempted to offer or sell any Units to or solicited offers to buy any Units from, or otherwise approached or negotiated with respect thereto with, any prospective investor in connection with the placement of Units.

(i)                                     The Fund will apply the proceeds from the sale of the Units for the purposes set forth under “Use of Proceeds” in the Memorandum in substantially the amounts and in the manner indicated thereunder.

(j)                                    None of the Fund, the Trading Manager nor any person directly or indirectly affiliated with any of them is or will be engaged, as a general partner, sponsor or otherwise (i) in the organization or management of any partnership, fund or other entity, in a manner or under circumstances which, in the opinion of their counsel, will jeopardize the status of the offering of the Units as an exempted transaction under the Securities Act or under the laws of any state in which it is represented by them that the offering may be made, or (ii) in any offering of securities which, when integrated with the offering of the Units in the manner prescribed by Rule 501(a) of Regulation D and SEC Release No. 33-4552 (Nov. 6, 1962) will jeopardize the status of the offering of the Units as an exempted transaction under Regulation D.

(k)                                 Subject to Section 13 hereof, at all times during the Continuous Offering, the Fund and the Trading Manager will (i) make available to each potential purchaser such information (in addition to that contained in the Memorandum) concerning themselves, the offering and any other relevant matters, as they possess or can acquire without unreasonable effort or expense, and (ii) provide to each potential purchaser the opportunity to ask questions of, and receive answers from, them concerning the terms and conditions of the offering and the business of the Fund and to obtain any other additional information, to the extent they possess the same or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to the potential purchaser.

(l)                                     The Trading Manager will provide to each purchaser, if required, the information described in and required to be delivered by Rule 502(b)(2)(iii) and 502(b)(2)(iv).

(m)                             Within 15 days of receiving copies from you of information indicating that subscribers meet the suitability standards, the Trading Manager will approve or reject the subscriptions and notify you of the same.

(n)                                 The Trading Manager shall file a Form D with the Securities and Exchange Commission pursuant to Rule 503 under Regulation D in a timely manner with respect to all subscriptions accepted by the Trading Manager.  The Trading Manager shall comply with any filing requirement imposed by the laws of any state or jurisdiction in which sales are made.  The Trading Manager shall furnish you and your counsel with copies of all filings made on Form D pursuant hereto.

(o)                                 The Trading Manager shall notify you within a reasonable period of time if it engages an additional selling agent for the Fund.

5.                                      Additional Covenants of the Fund.

The Fund covenants and agrees with you as follows:

(a)                                 You and your counsel shall be furnished with such documents and opinions as you and they may require from time to time for the purpose of enabling you or them to pass upon the issuance and sale of Units as herein contemplated and related proceedings, or to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Units as herein contemplated shall be satisfactory in form and substance to you and your counsel.

(b)                                 If, at any time after the commencement of the offering of Units and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Memorandum in order to make the statements therein not misleading in light of the circumstances in which they are made, the Trading Manager will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Memorandum, in such reasonable quantities as you may request.

6.                                      Representations and Warranties of the Selling Agent.

You represent and warrant that:

(a)                                 You are duly authorized to enter into and perform, and have duly executed and delivered, this Selling Agreement and, assuming the Fund’s execution hereof, this Selling Agreement will constitute a valid and binding agreement on you.

(b)                                 You have and will maintain all licenses and registrations necessary under applicable law and regulations to provide the services required to be provided by you hereunder.

(c)                                  You have not and will not solicit any offer to buy or offer to sell Units in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising or by any other form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

(d)                                 Where required by applicable state law or regulation, you will initiate contact with a prospective offeree only after determining that the suitability and sophistication standards described in the Memorandum are likely to be satisfied with respect to such prospective offeree and, where applicable, only after having obtained an executed investor application and subscription agreement.

(e)                                  You will make offers to sell Units to, or solicit offers to subscribe for Units from, persons in only those states or other jurisdictions where the Trading Manager has either qualified or registered the offering for sale or where the Trading Manager has determined that an exemption from such qualification or registration is available under the applicable securities or “blue sky” laws of such states or other jurisdictions.  You will not offer or sell Units to any person unless, immediately before making such offers or sales, you reasonably believe such person (i) would be able to represent that such person is acquiring the Units for such person’s own account as principal for investment and not with a view to resale or distribution, (ii) qualifies as an accredited investor under Rule 501 of Regulation D (unless otherwise permitted by the Trading Manager) and (iii) meets such other suitability standards as are specified in the Memorandum under the caption “Who May Invest” and the other conditions contained in the Fund’s investor application and subscription agreement.

(f)                                   You will not offer the Units for sale to, or solicit any offers to subscribe for the Units from, any offeree who resides in a state whose securities or “blue sky” laws require offerees to meet specified qualifications unless such offeree meets such qualifications or which laws require offerees to receive disclosure documents until you have delivered (or directed the Trading Manager to deliver) the Memorandum, the LLC Agreement, and any other agreement or document that may be attached as an exhibit or appendix referred to in and distributed with the Memorandum or any other information provided by the Trading Manager which is required to be delivered to purchasers pursuant to Rule 502(b)(2) of Regulation D to such offeree, and within a reasonable time prior to the Monthly Closing you shall deliver (or cause the Trading Manager to deliver) all such documents to all persons who are to purchase the Units, to the extent they have not theretofore received such documents.  In connection with the offering, you will not represent to any person acquiring Units any material facts relating to the offering unless such facts are contained in the Memorandum or have been provided to you in writing by the Trading Manager.

(g)                                  You will maintain a record of all information obtained by you indicating that subscribers for Units placed by you meet the suitability standards referred to in Section 6(e) hereof.  The Trading Manager, in its sole discretion, will approve or reject the subscriptions and notify you of the same.

(h)                                 You are a member in good standing of the Financial Industry Regulatory Authority, Inc.

(i)                                     You are in compliance with applicable anti-money laundering laws (including the USA PATRIOT Act) and related regulations and shall be responsible for compliance with such laws and regulations with respect to purchasers of Units.

(j)                                    You acknowledge that, in its sole discretion, the Trading Manager may in the future engage additional selling agents for the Fund.  Compensation of any additional selling agents shall be determined by the Trading Manager in its sole discretion.

(k)                                 You will furnish each applicant for Units, identified either by you or the Fund, a copy of the Memorandum and the Fund’s investor application and subscription agreement.

7.                                      Compensation of Selling Agent.

(a)                                 You shall receive no separate fee, payment or other remuneration for your services under this Selling Agreement; provided, that as described in the Memorandum, you shall receive a portion of the brokerage fees paid by the Fund to its commodity broker, UBS Securities LLC, pursuant to the Customer Agreement between the Fund and UBS Securities LLC, and consistent with the description of such fee in the Memorandum.  The Trading Manager shall not pay a placement fee.

(b)                                 Except as may otherwise be agreed to by the Fund, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Selling Agreement.

(c)                                  The Fund acknowledges that you intend to compensate your properly registered financial advisors and account executives for their ongoing servicing of clients with whom they have placed Units in the Fund.

8.                                      Indemnification and Contribution.

The Fund agrees to the indemnification provisions attached hereto as Appendix A, which are incorporated herein by reference.  Under no circumstances shall the Trading Manager or any affiliate or sub agent thereto be liable for any indirect, circumstantial or special damages.

9.                                      Representations and Indemnities to Survive Delivery.

The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Selling Agreement will remain in full force and effect, regardless of (a) any termination of this Selling Agreement or (b) any investigation made by or on behalf of you, or the Fund, any members, directors or officers of any payment of Units hereunder.  The provisions of this Section 9 shall survive the termination or cancellation of this Selling Agreement.

10.                               Effective Date and Term of Agreement.

This Selling Agreement shall become effective for all purposes as of October 8, 2012.

11.                               Termination.

Either party may terminate this Selling Agreement without cause by written notice to the other on not less than 30 days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Selling Agreement by the other, by written notice to such other at any time.

12.                               Delegation of Powers.

You shall be entitled to delegate all or any of your duties, functions or powers under this Selling Agreement to another person as sub-agent.  However, you shall be solely responsible for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

13.                               Confidentiality.

Each party shall keep confidential any non-public information in respect of the Members and any confidential information relating to the business of each other party to this Selling Agreement.

14.                               Notices and Authority to Act.

All communications required to be given pursuant to this Selling Agreement shall be in writing and, if sent to UBS Financial Services Inc., will be mailed, delivered or transmitted by facsimile and confirmed to UBS Financial Services Inc. at:

UBS Financial Services Inc.

1285 Avenue of the Americas

New York, New York 10019

Attention:  Daryl Dewbrey

Email: altPDM@ubs.com with a copy to AILegal@ubs.com

or if sent to the Trading Manager, will be mailed, delivered or telegraphed and confirmed to the Trading Manager at:

Sydling Futures Management LLC

1285 Avenue of the Americas - 13th Floor

New York, New York 10019

Attention:  Daryl Dewbrey

Email: daryl.dewbrey@ubs.com

or at such other address as may be provided in writing by the parties.

15.                               Miscellaneous.

(a)                                 This Selling Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.  This Selling Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

(b)                                 This Selling Agreement supersedes all prior agreements and understandings relating to the subject matter hereof and neither this Selling Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Selling Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16.                               Governing Law.

THIS SELLING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF YOUR ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS SELLING AGREEMENT AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO ALSO HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

If the foregoing correctly sets forth the Fund’s understanding with you, please indicate your acceptance in the space provided below whereupon this letter will form a valid and binding contract among the signers in accordance with its terms.

Very truly yours,

Cavendish Futures Fund LLC

By:	Sydling Futures Management LLC
(Trading Manager)

	By:	/s/ Jerry Pascucci
Jerry Pascucci
President and Director

Agreed to and accepted:

UBS Financial Services Inc.

By:	/s/ Jerry Pascucci
Name: Jerry Pascucci
Title: Managing Director

APPENDIX A

In connection with the engagement of UBS Financial Services Inc. (“UBSFS”) to advise and assist the Fund with the matters set forth in this Selling Agreement, the Fund hereby agrees to indemnify and hold harmless UBSFS, its affiliated companies, and each of UBSFS’ and such affiliated companies’ respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including UBSFS, being hereinafter referred to as an “Indemnified Person”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by the Fund or the Fund’s equity holders or derivative actions brought by any person claiming through the Fund or in the Fund’s name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as “Liabilities”), based upon, relating to or arising out of such engagement or any Indemnified Person’s role therein; provided, however, that the Fund shall not be liable under this paragraph:  (a) for any amount paid in settlement of claims without the Fund’s consent, unless the Fund’s consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification.  If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of UBSFS by the Fund or any Indemnified Person’s role therein, the Fund agrees that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of UBSFS by the Fund or any Indemnified Person’s role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder.  In connection with the Fund’s obligation to indemnify for expenses as set forth above, the Fund further agrees to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person.  The Fund hereby also agrees that neither UBSFS nor any other Indemnified Person shall have any liability to the Fund (or anyone claiming through the Fund or in the Fund’s name) in connection with UBSFS’ engagement by the Fund except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.

Promptly after UBSFS receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, UBSFS will notify the Fund thereof; but the omission so to notify the Fund shall not relieve the Fund from any obligation hereunder unless, and only to the extent that, such omission results in the Fund’s forfeiture of substantive rights or defenses.  If any such action or other proceeding shall be brought against any Indemnified Person, the Fund shall, upon written notice given reasonably promptly following notice by an Indemnified Person to the Fund of such action or proceeding, be entitled to assume the defense thereof at the Fund’s expense with counsel chosen by notice by an Indemnified Person and reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense.  Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Fund’s expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Fund, or (b) a difference of position or potential difference of position exists between the Fund and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall the Fund be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions.  The Fund agrees that the Fund will not, without the prior written consent of UBSFS, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by UBSFS’ engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of UBSFS and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then the Fund agrees, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the “relative benefits received or sought to be received by the Fund on the one hand and by UBSFS on the other” (as defined in the last sentence of this paragraph).  If the allocation provided in the preceding sentence is not permitted by applicable law, then the Fund agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of the Fund and of such Indemnified Person.  Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account the Fund’s contributions as described above exceed the amount of the fee actually received by the Trading Manager.  The relative benefits received or sought to be received by the Fund on the one hand and by UBSFS on the other shall be deemed to be in the same proportion as (a) the total value of the Units sold by the Fund bears to (b) the fee paid to the Trading Manager.

The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.  If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.  Each Indemnified Person is an intended beneficiary hereunder.